Exhibit 99.1

The Middleby Corporation Reports Third Quarter Results

ELGIN, Ill.--(BUSINESS WIRE)--November 6, 2019--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net sales and earnings for the third quarter ended September 28, 2019. Net earnings for the third quarter were $82.0 million or $1.47 diluted earnings per share on net sales of $724.0 million as compared to the prior year third quarter net earnings of $72.9 million or $1.31 diluted earnings per share on net sales of $713.3 million. Net earnings in the current and prior year third quarter were negatively impacted by restructuring expenses, acquisition related inventory step-up charges and facility consolidation related expenses. Excluding these items, as well as other non-cash items, adjusted net earnings per share were $1.72 and $1.65 in the 2019 and 2018 third quarter periods. A full reconciliation between GAAP and adjusted non-GAAP measures are provided at the end of the press release.

2019 Third Quarter Financial Highlights

  Net sales increased 1.5% in the third quarter of 2019 over the comparative prior year period. Sales related to recent acquisitions added 5.8% in the third quarter. The impact of foreign exchange rates on foreign sales translated into U.S. Dollars decreased net sales by approximately 1.1% during the third quarter. Excluding the impacts of acquisitions, closure of a non-core business and foreign exchange rates, sales decreased 2.9% in the third quarter.
  Net sales at the company’s Commercial Foodservice Equipment Group increased 6.2% in the third quarter of 2019 over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange, sales increased 0.5% in the third quarter. In fiscal 2018, the company completed the acquisition of Crown. In fiscal 2019, the company completed the acquisitions of EVO, the Standex Cooking Solutions Group (including APW Wyott, Bakers Pride, BKI and Ultrafryer), Powerhouse Dynamics and Ss Brewtech.
  Net sales at the company’s Residential Kitchen Equipment Group decreased 12.8% in the third quarter of 2019 over the comparative prior year period. Excluding the impact of foreign exchange rates and closure of a non-core business, sales decreased 9.6% during the third quarter.
  Net sales at the company’s Food Processing Equipment Group increased 0.9% in the third quarter of 2019 over the comparative prior year period. Excluding the impacts of the acquisitions and foreign exchange rates, net sales decreased 9.7% during the third quarter. The company completed the acquisition of M-TEK in fiscal 2018 and Packaging Progressions, Inc. in fiscal 2019.
  Gross profit in the third quarter increased to $270.0 million from $261.2 million and the gross margin rate increased from 36.6% to 37.3%.
  Operating income in the third quarter increased 12.6%, to $121.3 million from $107.7 million in the prior year period.
  Operating income included $28.8 million of non-cash expenses during the third quarter, comprised of $9.5 million of depreciation expense, $17.3 million of intangible amortization and $2.0 million of share based compensation. Prior year third quarter non-cash expenses amounted to $31.0 million, including $9.9 million of depreciation expense, $17.6 million of intangible amortization and $3.5 million of share based compensation.
  The provision for income taxes in the third quarter amounted to $24.2 million at a 22.8% effective rate in comparison to $25.1 million at a 25.6% effective rate in the prior year quarter.
  Diluted net earnings per share was $1.47 in the third quarter as compared to $1.31 in the prior year quarter. Net earnings in the current and prior year third quarter were reduced by restructuring expenses, acquisition related inventory step-up charges and facility consolidation related expenses. The impact of these items reduced earnings per share by $0.10 and $0.22 in the 2019 and 2018 third quarter periods.
  Operating cash flows during the third quarter increased 21.6%, to $128.2 million in comparison to $105.4 million in the prior year period.
  Net debt, defined as debt less cash, at the end of the 2019 fiscal third quarter amounted to $1,872.1 million as compared to $1,820.4 million at the end of fiscal 2018. During fiscal 2019, the company invested $239.0 million to fund acquisitions.

Timothy FitzGerald, Chief Executive Officer, commented, “Third quarter market conditions proved to be challenging across the business segments. We continued, however, to invest in our long-term growth, as we re-invent our selling processes, introduce new technology-based customer solutions, launch several new product innovations, and target growing market trends and segments. We successfully implemented a number of profitability initiatives during the quarter, which are reflected in the third quarter EBITDA margin expansion and will carry into next year. We were also pleased to report a record quarterly operating cash flow."

“At the Commercial Foodservice Equipment Group, we reported growth across all our international regions, although the impact of Brexit and generally slower conditions continue to affect Europe. Domestically, lower spending by restaurant chains is a headwind, specifically against strong comparisons of roll-out activity in the second half of the prior year."

“We were excited to bring a revolutionary technology solution to the market last month at the Host Milan trade show. We introduced the propriety Open Kitchen IoT solution powered by our recently acquired Powerhouse Dynamics IoT division, a leader in kitchen intelligence and connectivity technology. This new platform connects virtually all equipment in the restaurant and captures critical information, allowing our customers the ability to make real time, data-driven performance decisions to improve kitchen efficiency. We have enabled the remote control and monitoring of a variety of restaurant operations, allowing our customers to achieve the best possible efficiencies in labor utilization, energy conservation, food costs and enhanced meal safety. Open Kitchen brings together the Powerhouse SiteSage IoT platform, successfully operating in thousands of restaurants, and the existing Middleby Connect IoT solution. This new and unique combined platform results in the most comprehensive solution available in the foodservice industry, enabling our customers to transform the management and profitability of their restaurant operations."

“Open Kitchen is an example of one of many investments in technology we are making to strengthen our leadership position and support growth. We also continue to deliver exciting new products as we strive to be the most innovative partner to our customers. Great examples are the Joe Tap Nitro Brew system, the Lincat Cibo oven, and the TurboChef Bandito. We are adding to our industry-leading solutions addressing growing industry trends of ventless kitchens, food delivery and ghost kitchen concepts. Our capabilities and leading-edge technologies strongly position Middleby to address our customers’ most important needs."

"As part of our plan to build upon the successful efforts of the past year to consolidate our sales representative partners, we recently launched several digital sales and communication tools to better enable our sales teams. This has enhanced our ability to present comprehensive solutions based on the unparalleled breadth of Middleby's capabilities. These initiatives ensure the Middleby sales channel has access to the best in class sales support across our portfolio of brands. With these improvements, we expect to capitalize on market opportunities more quickly and efficiently."

"We have been able to offset pressures from increasing material costs and tariffs with cost reduction initiatives, acquisition integration activities, and targeted pricing actions,” Mr. FitzGerald continued. “We are executing further margin improvement through several manufacturing facility consolidations that are currently underway. Additionally, we have expanded efforts in strategically leveraging our supply chain and realizing operating synergies across the business units. We continue making these improvements, while at the same time investing in marketing and new technology innovation.”

“Within the Residential Kitchen Equipment Group, declines in consumer spending in the appliance market led to reduced demand across many of our brands,” Mr. FitzGerald said. “Although Viking did realize a decline in the quarter, the brand is continuing to outperform the broader market. We are seeing consistent market share gains with our dealer partners. We have added new dealers to support our portfolio of premium brands and also continued to increase the number of displays on showroom floors. We are making ongoing investments for growth by further strengthening our sales organization and enhancing our award-winning new product offerings. During the third quarter, we further extended our line-up of built-in refrigeration under the Viking brand, which presents a significant market opportunity. We also continue to invest in our residential showrooms, which feature all of the Middleby premium brands.”

"At the Food Processing Equipment Group, the absence of large projects in our core meat processing business resulted in a disappointing quarter,” said Mr. FitzGerald. "However, we are seeing improving order trends and anticipate we will enter 2020 with a much improved backlog. We have made significant R&D investments over the past year resulting in a record number of new product launches. These introductions are being well received by customers and have gained initial traction across multiple customer segments, including alternative protein, bacon, cured-meats and the pet food categories. We believe these products add diversification to our end market concentration and will contribute to our sales in 2020."

“We are very excited to have just opened our protein innovation center in Chicago supporting the broad array of brands and solutions in one state of the art facility. This investment also provides a central location to support our global customers and demonstrate the capabilities of our integrated solutions.”

Conference Call

A conference call will be held at 10 a.m. Central Time on Wednesday, November 6, 2019 and can be accessed by dialing (888) 391-6937 or (315) 625-3077 and providing conference code 3096679#. The conference call is also accessible through the Investor Relations section of the company website at www.middleby.com. A replay of the conference call will be available two hours after the conclusion of the call by dialing (855) 859-2056 and entering conference code 3096679#.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company's leading equipment brands serving the commercial foodservice industry include Anets®, APW Wyott®, Bakers Pride®, Beech®, BKI®, Blodgett®, Blodgett Combi®, Blodgett Range®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, Crown Food Equipment®, CTX®, Desmon®, Doyon®, Eswood®, EVO®, frifri®, Firex®, Follett®, Giga®, Globe®, Goldstein®, Holman®, Houno®, IMC®, Induc®, Jade®, JoeTap®, Josper®, L2F®, Lang®, Lincat®, MagiKitch'n®, Market Forge®, Marsal®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco Frialator®, QualServ®, SiteSage®, Southbend®, Ss Brewtech®, Star®, Sveba Dahlen®, Taylor®, Toastmaster®, TurboChef®, Ultrafryer®, Varimixer®, Wells® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Burford®, Cozzini®, CVP Systems®, Danfotech®, Drake®, Emico®, Glimek®, Hinds-Bock®, Maurer-Atmos®, MP Equipment®, M-TEK®, Pacproinc®, RapidPak®, Scanico®, Spooner Vicars®, Stewart Systems®, Thurne® and Ve.Ma.C.®. The company’s leading equipment brands serving the residential kitchen industry include AGA® AGA Cookshop®, Fired Earth®, EVO®, Heartland®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, U-Line® and Viking®.

For more information about The Middleby Corporation and the company brands, please visit www.middleby.com.

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Three Months Ended		Nine Months Ended
	3rd Qtr, 2019	3rd Qtr, 2018	3rd Qtr, 2019	3rd Qtr, 2018
Net sales	$724,014	$713,331	$2,171,820	$1,966,259
Cost of sales	453,986	452,171	1,358,001	1,242,707

Gross profit	270,028	261,160	813,819	723,552

Selling, general and administrative expenses	144,460	141,372	434,884	399,328
Former Chairman and CEO transition costs	—	—	10,116	—
Restructuring expenses	4,223	12,111	6,806	18,245
Income from operations	121,345	107,677	362,013	305,979

Interest expense and deferred financing amortization, net	20,846	19,143	63,334	38,370
Net periodic pension benefit (other than service costs)	(7,175)	(9,225)	(22,233)	(28,046)
Other (income) expense, net	1,444	(260)	(489)	371

Earnings before income taxes	106,230	98,019	321,401	295,284

Provision for income taxes	24,210	25,114	78,158	72,971

Net earnings	$82,020	$72,905	$243,243	$222,313

Net earnings per share:

Basic	$1.47	$1.31	$4.37	$4.00

Diluted	$1.47	$1.31	$4.37	$4.00

Weighted average number of shares

Basic	55,663	55,577	55,641	55,575

Diluted	55,663	55,577	55,641	55,575

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Sep 28, 2019	Dec 29, 2018
ASSETS

Cash and cash equivalents	$87,181	$71,701
Accounts receivable, net	417,622	398,660
Inventories, net	614,102	521,810
Prepaid expenses and other	63,344	50,940
Prepaid taxes	18,198	18,483
Total current assets	1,200,447	1,061,594

Property, plant and equipment, net	342,971	314,569
Goodwill	1,809,359	1,743,175
Other intangibles, net	1,440,421	1,361,024
Long-term deferred tax assets	26,541	32,188
Other assets	108,789	37,231

Total assets	$4,928,528	$4,549,781

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$3,331	$3,207
Accounts payable	181,171	188,299
Accrued expenses	400,742	367,446
Total current liabilities	585,244	558,952

Long-term debt	1,955,900	1,888,898
Long-term deferred tax liability	124,071	113,896
Accrued pension benefits	226,074	253,119
Other non-current liabilities	181,208	69,713

Stockholders' equity	1,856,031	1,665,203

Total liabilities and stockholders' equity	$4,928,528	$4,549,781

THE MIDDLEBY CORPORATION
NON-GAAP INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing
Three Months Ended September 28, 2019
Net sales	$500,990	$133,877	$89,147
Segment Operating Income	$105,099	$17,850	$13,349
Operating Income % of net sales	21.0%	13.3%	15.0%

Depreciation	5,413	2,897	1,158
Amortization	12,230	2,413	2,616
Restructuring expenses	2,126	2,017	80
Acquisition related inventory step-up charge	1,258	—	186
Segment adjusted EBITDA	$126,126	$25,177	$17,389
Adjusted EBITDA % of net sales	25.2%	18.8%	19.5%

Three Months Ended September 29, 2018
Net sales	$471,598	$153,476	$88,257
Segment Operating Income	$102,091	$9,489	$13,831
Operating Income % of net sales	21.6%	6.2%	15.7%

Depreciation	5,309	3,318	1,182
Amortization	12,249	4,288	1,027
Restructuring expenses	1,224	10,655	232
Acquisition related inventory step-up charge	4,556	—	—
Segment adjusted EBITDA	$125,429	$27,750	$16,272
Adjusted EBITDA % of net sales	26.6%	18.1%	18.4%
	Three Months Ended
	3rd Qtr, 2019		3rd Qtr, 2018
	$	Diluted per share	$	Diluted per share
Net earnings	$82,020	$1.47	$72,905	$1.31
Amortization (1)	17,662	0.32	17,934	0.32
Restructuring expenses	4,223	0.08	12,111	0.22
Acquisition related inventory step-up charge	1,444	0.03	4,556	0.08
Facility consolidation related expenses	1,333	0.02	—	—
Net periodic pension benefit (other than service costs)	(7,175)	(0.13)	(9,225)	(0.16)
Income tax effect of pre-tax adjustments	(3,987)	(0.07)	(6,496)	(0.12)
Adjusted net earnings	$95,520	$1.72	$91,785	$1.65

(1) Includes amortization of deferred financing costs.

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that the non-GAAP adjusted segment EBITDA and adjusted net earnings measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The Company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results. The Company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

Contacts

Darcy Bretz, Investor and Public Relations, (847) 429-7756
Bryan Mittelman, Chief Financial Officer, (847) 429-7715